EXHIBIT 10.38

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of August 17, 2010 (the “Effective Date”), by and between MEDGENICS, INC., a Delaware corporation (the “Company”), and EQUITY SOURCE PARTNERS, LLC (“ESP”).

RECITALS

WHEREAS, the Company desires the expertise that ESP can provide in organizing efforts to secure financing and coordinate all of those potential funding sources who have been contacted by the Company or its representatives; and

WHEREAS, ESP has agreed to provide services to the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Company and ESP hereby agree as follows:

AGREEMENTS

1.           Engagement, Period of Engagement. The Company offers to engage ESP, and ESP hereby accepts such engagement, to provide services to the Company as a consultant for a period commencing as of the Effective Date and ending December 31, 2010 (the “Term”). The parties agree and acknowledge that the previous Consulting Agreement dated as of May 1, 2009 among the parties (the “2009 Consulting Agreement”) has expired.

2.           Services. During the Term, ESP shall assist and advise the Company’s management in connection with the Company’s efforts to secure financing and will work with the Company specifically with respect to its current list of potential investors and will represent the Company in the United States and to the extent helpful in Europe and Israel. ESP will contact each of the broker dealers or funds on the Company's list, monitor their interest and report back to the Company. ESP shall also make itself available to advise the Chief Executive Officer (the “CEO”) as to other matters relating to the Company.

3.           Compensation. In consideration for the services to be provided under Section 2 as well as services provided by ESP to the Company in 2010 prior to the commencement of the Term, the Company agrees to issue to ESP (and its permitted assigns) promptly after the full execution of this Agreement, subject to compliance with all applicable securities and other laws, an aggregate 975,000 unregistered restricted shares of the Company’s common stock (the “Shares”). In addition, the parties agree and acknowledge that the 2009 Consulting Agreement stated that the total compensation to ESP under the 2009 Consulting Agreement was 1,275,000 Shares; however, the Company issued only 1,125,000 Shares to ESP (or its assigns) in connection therewith. Accordingly, the Company shall promptly issue to ESP 150,000 Shares representing the difference between the number of Shares provided for in the 2009 Consulting Agreement and the number of Shares actually issued. In connection with the issuance of all of the Shares provided hereunder, ESP (and its permitted assigns) hereby makes the representations and warranties set forth on Exhibit A attached hereto.

4.           Confidential Information. ESP shall maintain Confidential Information (as defined below) in strict confidence and secrecy and shall not at any time, directly or indirectly, use, publish, make lists of, communicate, divulge or disclose to any person or business entity or use for any purpose any Confidential Information or assist any third parties in doing so, except on behalf of and for the benefit of the Company. ESP agrees, upon demand by the Company, to promptly return all Confidential Information (including any copies, extracts thereof or materials reflecting any such information) which is in ESP’s possession.

For purposes of this Agreement, “Confidential Information” shall include, but not be limited to, materials, records, data or trade secrets regarding the assets, condition, business, financial information, business affairs, business matters or other matters related to the Company and to its direct and indirect subsidiaries and affiliates which ESP has knowledge of as a result of ESP’s services for the Company. Confidential Information shall not include information that becomes generally available to the public other than as a result of disclosure by ESP. Nothing in this Agreement modifies or reduces ESP’S obligations to comply with applicable laws related to trade secrets, confidential information or unfair competition.

5.           Successors and Assigns. This Agreement will inure to the benefit of and be binding upon ESP and the Company, and their respective successors and assigns, including, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of such party may be sold or otherwise transferred. ESP may not assign any of its rights under this Agreement without the prior written consent of the Company, except that, by written notice to the Company, ESP may direct the issuance of all or a portion of the Shares to its employees, members or other representatives provided such assignee makes the representations set forth on Exhibit A for the benefit of the Company. Except as expressly provided herein, nothing in this Agreement shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

6.           Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

7.           Modification. This Agreement may only be amended by a written agreement executed by both parties.

8.           Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested) or mailed by certified mail (return receipt requested) with first class postage prepaid:

(a)	if to the Company, to: Medgenics, Inc. 8000 Towers Crescent Drive, Suite 1300 Vienna, Virginia 22182 Attention: Andrew Pearlman, CEO

(b)	if to ESP, to: Equity Source Partners, LLC 7 East Carver Road Huntington, New York 11743

or to such other person or place as either party shall furnish to the other in writing. Except as otherwise provided herein, all such notices and other communications shall be effective: (x) if delivered by hand, when delivered; (y) if mailed in the manner provided in this Section, five (5) business days after deposit with the United States Postal Service; or (z) if delivered by overnight express delivery service, on the next business day after deposit with such service.

9.           Entire Agreement. This Agreement and any documents executed by the parties pursuant to this Agreement and referred to herein constitute a complete and exclusive statement of the entire understanding and agreement of the parties hereto with respect to their subject matter and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties. Without limiting the foregoing, the parties agree that this Agreement supersedes in its entirety that certain letter Agreement dated January 28, 2009 and that certain consulting agreement dated May 1, 2009 by and between ESP and the Company and that neither party shall have any rights or obligations under said Agreements.

10.        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and the Consultant hereby agrees that such scope may be judicially modified accordingly.

11.        Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Consultant has hereunto set his hand, all as of the day and year first above written.

MEDGENICS, lNC.		EQUITY SOURCE PARTNERS, LLC

By:	/s/ Andrew Pearlman	By:	/s/ Cary Sucoff
	Andrew Pearlman, CEO		Cary Sucoff

Exhibit A

Investment Representations

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Investment Experience; Acknowledgment of Risk. The recipient acknowledges that the recipient can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that the recipient is capable of evaluating the merits and risks of the investment contemplated hereby. The recipient understands that investment in the Shares involves a significant degree of risk.

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Disclosure of Information. The recipient has conducted the recipient’s own due diligence examination of the Company’s business, financial condition, results of operations, and prospects, and has had an opportunity to receive all information related to the Company and the Shares requested by the recipient and to ask questions of and receive answers from the Company regarding the Company, its business, finances and operations and the terms and conditions of the Shares.

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Restricted Securities. The recipient understands that the Shares are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act. The recipient understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and the recipient's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the recipient set forth herein in order to determine the availability of such exemption and the eligibility of the recipient to acquire the Shares.

•	Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

(a)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS AFFORDED UNDER APPLICABLE LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION (AS TO WHICH THE ISSUER SHALL BE REASONABLY SATISFIED, INCLUDING RECEIPT OF AN ACCEPTABLE LEGAL OPINION) FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS.”

(b)         If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

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Accredited Investor. The recipient is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, including any amendments, modifications or interpretations (whether retroactive or not) made to Regulation D, including, without limitation, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. The recipient understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

•	No General Solicitation. The recipient did not learn of the investment in the Shares as a result of any public advertising or general solicitation.